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EXHIBIT 99.3

Board of Directors
The Sports Authority, Inc.
3383 North State Road 7
Fort Lauderdale, Florida 33319

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of The Sports Authority, Inc. ("The Sports Authority") as Annex D to the Joint Proxy Statement/Prospectus of Gart Sports Company ("Gart") and The Sports Authority included in the Registration Statement on Form S-4 of Gart relating to the proposed merger transaction involving The Sports Authority and Gart and reference thereto in such Joint Proxy Statement/Prospectus under the captions "SUMMARY—Opinions of Financial Advisors" and "THE MERGER AND RELATED TRANSACTIONS—Opinion of The Sports Authority's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/ CREDIT SUISSE FIRST BOSTON LLC CREDIT SUISSE FIRST BOSTON LLC

April 4, 2003

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  EXHIBIT 99.3